SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 16, 2008

Date of report (Date of earliest event reported)
SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On September 17, 2008, SurModics, Inc. (the “Company”) announced in a press release that the Company was informed on September 16, 2008, that Merck & Co., Inc. (“Merck”) is terminating the License and Research Collaboration Agreement (the “License Agreement”) and separate Supply Agreement (the “Supply Agreement,” and collectively, the “Agreements”), between the companies, each dated June 26, 2007. The effective date of the termination of the Agreements will be December 16, 2008.
     Merck’s decision to discontinue the collaboration was made following a strategic review of its business and product development portfolio. This decision was not based on any concerns about the safety or efficacy of I-vation™ TA, the I-vation platform or any of SurModics’ other sustained drug delivery systems. Clinical data on I-vation TA generated to date has provided strong support for the tolerability profile of I-vation TA, and more generally, that of the I-vation sustained delivery platform.
     Under the License Agreement, the parties were to pursue the joint development and commercialization of the I-vation sustained drug delivery platform with triamcinolone acetonide (“TA”) and other products that combine Merck proprietary drug compounds with the I-vation platform. The License Agreement provided that Merck would (a) pay SurModics an up front licensing fee of $20 million; (b) fund the research and development collaboration; (c) pay SurModics up to $288 million in fees and development milestone payments; and (d) pay SurModics royalties on net sales of Licensed Products. Other terms and conditions of the Agreements are described in the Company’s Current Report on Form 8-K dated June 26, 2007, and in the Agreements which were filed by the Company with its Quarterly Report on Form 10-Q on August 9, 2007, which are incorporated herein by reference.
     As a result of the termination of Merck’s development of I-vation TA, Merck is required to pay SurModics an additional $9 million payment. Merck will also be responsible for SurModics’ costs, expenses, and fees incurred in performance of services under the collaboration programs, and for SurModics’ non-cancelable commitments made up to the effective date of the termination of the collaboration programs. As of June 30, 2008, the Company had a deferred revenue balance of $34.6 million associated with fees paid by Merck under the Agreements. Upon termination of the Agreements, the company expects to recognize this balance in addition to those additional amounts payable as a result of termination not previously recognized as revenue.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated September 17, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: September 18, 2008	/s/ Philip D. Ankeny
Philip D. Ankeny
Sr. Vice President and Chief Financial Officer